                                                                    EXHIBIT 10.4


                           TERM LOAN CREDIT AGREEMENT


                          DATED AS OF DECEMBER 21, 2000

                                      AMONG

                           PICCADILLY CAFETERIAS, INC.
                                  AS BORROWER,

                             HIBERNIA NATIONAL BANK,
                                    AS AGENT,

                                       AND

                             HIBERNIA NATIONAL BANK,
                                    AS LENDER

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

                                                 ARTICLE I

                                    DEFINITIONS AND ACCOUNTING MATTERS


Section 1.01  Terms Defined Above........................................................................1
Section 1.02  Certain Defined Terms......................................................................1
Section 1.03  Accounting Terms and Determinations........................................................9

                                                 ARTICLE II

                                                 TERM LOAN


Section 2.01  Loans......................................................................................9
Section 2.02  Original Debt Discount Amount..............................................................9
Section 2.03  Notes.....................................................................................10
Section 2.04  Prepayments...............................................................................10
Section 2.05  Offers to Prepay under Indenture..........................................................10
Section 2.06  Agent's Fees..............................................................................11

                                                ARTICLE III

                                    PAYMENTS OF PRINCIPAL AND INTEREST


Section 3.01  Repayment of Loans........................................................................11
Section 3.02  Interest..................................................................................11

                                                 ARTICLE IV

                             PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.


Section 4.01  Payments..................................................................................12
Section 4.02  Computations; Calculation Agent...........................................................12
Section 4.03  Set-off, Sharing of Payments, Etc.........................................................13
Section 4.04  Taxes.....................................................................................13

                                                 ARTICLE V

                                             CAPITAL ADEQUACY


Section 5.01  Capital Adequacy..........................................................................15

                                                 ARTICLE VI

                                           CONDITIONS PRECEDENT


Section 6.01  Conditions Precedent......................................................................16

                                                ARTICLE VII

                                      REPRESENTATIONS AND WARRANTIES


Section 7.01  Representations and Warranties............................................................16

                                                ARTICLE VIII

                                                 COVENANTS


Section 8.01  Covenants.................................................................................17

                                                 ARTICLE IX


Section 9.01  [Intentionally Omitted]...................................................................17

                                                 ARTICLE X

                                        EVENTS OF DEFAULT; REMEDIES


Section 10.01 Events of Default.........................................................................17
Section 10.02 Acceleration..............................................................................18
Section 10.03 Other Remedies............................................................................18
Section 10.04 Waiver of Past Defaults...................................................................18

                                                 ARTICLE XI

                                                 THE AGENT


Section 11.01  Appointment, Powers and Immunities.......................................................19
Section 11.02  Reliance by Agent........................................................................19
Section 11.03  Defaults.................................................................................19
Section 11.04  Rights as a Lender.......................................................................20
Section 11.05  INDEMNIFICATION..........................................................................20
Section 11.06  Non-Reliance on Agent and other Lenders..................................................21
Section 11.07  Action by Agent..........................................................................21
Section 11.08  Resignation or Removal of Agent..........................................................21

                                                ARTICLE XII

                                               MISCELLANEOUS


Section 12.01  Waiver...................................................................................22
Section 12.02  Notices..................................................................................22
Section 12.03  Payment of Expenses, Indemnities, etc....................................................22
Section 12.04  Amendments, Etc..........................................................................25
Section 12.05  Successors and Assigns...................................................................25
Section 12.06  Assignments and Participations...........................................................25
Section 12.07  Invalidity...............................................................................27
Section 12.08  Counterparts.............................................................................27
Section 12.09  References...............................................................................27
Section 12.10  Survival.................................................................................28
Section 12.11  Captions.................................................................................28
Section 12.12  No Oral Agreements.......................................................................28
Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION................................................28
Section 12.14  Interest.................................................................................29
Section 12.15  Effectiveness............................................................................30
Section 12.16  Tax Representations......................................................................31
Section 12.17  Intercreditor Agreement..................................................................32
Section 12.18  Refinancing..............................................................................32

Exhibit A - Form of Note
Exhibit B - Form of Assignment and Acceptance Agreement
Exhibit C - Exemption Certificate

         TERM LOAN CREDIT AGREEMENT dated as of December 21, 2000, among:
Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Borrower"); Hibernia National Bank, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), and as initial lender hereunder, and any lender which becomes a party hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders");.

                                    RECITALS

         A. The Borrower has requested that the initial Lender provide a term loan to the Borrower; and

         B. The initial Lender has agreed to make such term loan subject to the terms and conditions of this Agreement.

         C. In consideration of the mutual covenants and agreements herein contained and of the loan hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "Lender," and "Lenders, shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and " under common control with"), as used with respect to any Person, shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and
    (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Borrower.

         "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

         "Applicable Lending Office" shall mean, for each Lender, the lending office designated from time to time by such Lender to the Agent and the Borrower as the office by which its Loan is to be made and maintained.

         "Applicable Margin" shall mean 4.5% per annum.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Business Day" means any day other than a Legal Holiday.

         "Calculation Agent" shall have the meaning set forth in the definition of Three-Month LIBOR Rate.

         "Closing Date" shall mean December 21, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means the collateral agent specified as such in the Intercreditor Agreement or such other person who is a successor in such capacity pursuant to the terms thereof.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Effective Date" shall have the meaning assigned such term in Section 12.15.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that
     (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply, and (iii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Existing Credit Agreement" shall have the meaning set forth in Section 12.18.

         "Final Maturity Date" shall mean, unless the Notes are sooner prepaid pursuant to Section 2.04 or Section 2.05 hereof, November 1, 2007.

         "Floating Interest Rate" shall mean the Three Month LIBOR Rate for each Interest Period, which will be set on the 1st day of the months of February, May, August and November of each year, commencing February 1, 2001 (each such date, an "Interest Reset Date") and, in the case of the Interest Period from December 21, 2000 to February 1, 2001, at the Three-Month LIBOR Rate determined at December 15, 2000, until the principal of the Loan is paid or made available for payment (the "Principal Payment Date"). If any Interest Reset Date and Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Reset Date and Interest Payment Date shall be the next succeeding Business Day.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the SEC, that are in effect on the date of the Indenture.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person of such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Properties or the Agent, any Lender or any Applicable Lending Office.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantor" shall have the meaning set forth in the Indenture.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indemnified Parties" shall have the meaning assigned such term in
     Section 12.03(b).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Indenture" shall mean that certain Indenture dated of even date herewith between the Borrower, as Issuer, and The Bank of New York, as Trustee.

         "Intercreditor Agreement" means the intercreditor agreement among Hibernia National Bank as agent to the lenders under the New Credit Facility and as Collateral Agent, the Trustee, and certain other parties thereto, dated the Closing Date as the same may be amended, supplemented or modified from time to time.

         "Interest Determination Date" shall have the meaning set forth in the definition of Three-Month LIBOR Rate.

         "Interest Period" shall mean the period from and including an Interest Reset Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Principal Payment Date, as the case may be, to but not including the Principal Payment Date. If the Principal Payment Date is not a Business Day, then the principal amount of the Loan plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Principal Payment Date or any day thereafter.

         "Interest Payment Date" shall mean February 1, May 1, August 1 and November 1.

         "Interest Reset Date" shall mean shall have the meaning set forth in the definition of Floating Interest Rate.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in Baton Rouge, Louisiana or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Loan" shall have the meaning set forth in Section 2.01(a).

         "Majority Lenders" shall mean, at any time while the Loan is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loan (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "Mortgages" means those certain first priority mortgages and deeds of trust, each with assignments of leases and rents and including fixture filings, dated as of various dates prior to the Closing Date, as, in each case, amended as of the Closing Date, made by the Borrower and the Guarantors in favor of the Collateral Agent to secure the Notes and the obligations of the Borrower under the New Credit Facility.

         "New Credit Facility" means the Amended and Restated Credit Agreement, entered into on the Closing Date between the Borrower, the lenders named therein and the agent for such lenders as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing in an aggregate amount not to exceed $25 million.

         "Notes" shall mean the Notes provided for by Section 2.03, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

         "ODD Amount" shall have the meaning set forth in Section 2.02.

         "Other Taxes" shall have the meaning set forth in Section 4.04(b).

         "Percentage Share" shall mean the percentage of the Loan made by a Lender under this Agreement, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "Pledge and Collateral Account Agreement" means the Pledge and Collateral Account Agreement, dated as of the Closing Date, between the Borrower, and Hibernia National Bank, as Collateral Agent and Depositary, as the same may be amended, modified or replaced from time to time.

         "Post-Default Rate" shall mean, in respect of any principal of the Loan or any other amount payable by the Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the rate otherwise applicable to it, but in no event to exceed the Highest Lawful Rate.

         "principal" shall mean, when used in reference to the Loan or the Notes, Five Million Five Hundred Thousand Dollars ($5,500,000).

         "Principal Payment Date" shall have the meaning set forth in the definition of Floating Interest Rate.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Agreement" shall mean that certain Purchase Agreement dated of even date herewith between the Borrower and Jefferies & Company, Inc.

         "Register" shall have the meaning set forth in Section 12.06(c).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Security Agreements" means each and every security agreement, now or hereafter given by the Borrower or any Guarantor in favor of the Collateral Agent or the Trustee to secure the Obligations (as defined in the Indenture), as the same may be amended, modified, supplemented or replaced from time to time.

         "Security Documents" means, collectively, the Mortgages, the Security Agreements, the Pledge and Collateral Account Agreement, the Intercreditor Agreement, and any other document, instrument or agreement executed or delivered by the Borrower or any Guarantor from time to time pursuant to which the Borrower or any such Guarantor shall grant a lien on any of their respective properties, assets or revenues to secure payment of the obligations hereunder and under the Notes or relating to intercreditor matters.

         "Subsidiary" means any subsidiary of the Borrower.

         "Taxes" shall have the meaning assigned such term in Section 4.04(a).

         "Term B Notes" shall have the meaning set forth in the Indenture.

         "Three-Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

               (i) On the second Business Day preceding each Interest Reset Date or, in the case of the initial interest period, December 15, 2000 (each such date, an "Interest Determination Date"), The Bank of New York (it and each other Person so appointed by the Borrower, the "Calculation Agent") will determine the Three-Month LIBOR Rate which shall be the rate for deposits in the London interbank market in Dollars having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" means the display on Page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits). If the Three-Month LIBOR Rate on such Interest Determination Date does not appear on the Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in (ii) below.

               (ii) With respect to an Interest Determination Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in Dollars having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in that market at such time. If at least two quotations are provided, the Three-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate determined on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in Dollars to leading European banks, having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in that market at such time by three major banks in The City of New York, selected by the Calculation

         Agent. However, if the banks so selected by the Calculation Agent are not quoting as aforesaid, the Three-Month LIBOR Rate with respect to such Interest Determination Date will be the Three-Month LIBOR Rate in effect on such Interest Determination Date.

         "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

         Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                    TERM LOAN

         Section 2.01 Loans.

         (a) The initial Lender agrees, on the terms of this Agreement, to loan to the Borrower Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00) (the "Loan") on the Closing Date. Once repaid, the Loan may not be reborrowed.

         (b) The Loan shall be made pursuant to a single drawing by the Borrower on the Closing Date of Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00), with Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00) being retained by the Lender as a net payment pursuant to Section 2.02.

         Section 2.02 Original Debt Discount Amount.

         The Borrower shall pay to the Lender on the Closing Date an amount representing original debt discount on the Loan (the "ODD Amount") equal to Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00). The obligation of the Lender to make the Loan to the Borrower pursuant to Section 2.01(a) and the Borrower's obligation to pay the ODD Amount pursuant to this Section 2.02 shall be netted against each other, such that the Lender shall pay to the Borrower the amount by which the Loan exceeds the ODD Amount.

         Section 2.03 Notes. The Loan made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Percentage Share and otherwise duly completed. The date, amount, interest rate and Interest Period of the Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, endorsed by such Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

         Section 2.04 Prepayments.

         (a) Subject to the penalty described in Section 2.04(b), the Borrower may prepay the Loan, in whole or in part, upon not less than thirty (30) days but not more than sixty (60) days prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

         (b) If the Borrower elects to prepay the Loan, in whole or in part, in addition to accrued and unpaid interest thereon, the Borrower shall, as a penalty for such prepayment, pay the applicable premium on the principal amount proposed to be prepaid for the relevant period beginning November 1 of each of the years indicated below:

             For the Period                              Percentage
             On or before November 1, 2001               103.0%
             On or before November 1, 2002               102.0%
             On or before November 1, 2003               101.0%
             November 2, 2003 and thereafter             100.0%

Any partial prepayment shall be applied first to the premium described in this
Section 2.04(b), if any; second, to any amounts then due and owing hereunder other than principal of and interest on the Loan; third, to accrued and unpaid interest on the Loan; and fourth, to the principal of the Notes.

         (c) If the Borrower elects to redeem all of the Term B Notes, on the date of such redemption, the Borrower shall also prepay the Loan in full. If less than all of the Term B Notes are to be redeemed, a pro rata portion of the Loan must be prepaid at such time.

         Section 2.05 Offers to Prepay under Indenture. In the event that the Borrower elects or is required, as the case may be, to offer to prepay amounts in respect of the Loan pursuant to

Sections 4.10, 4.14, 4.23, and 4.25 of the Indenture, the Borrower shall notify the Agent and each of the Lenders by written notice in the form and in the manner required to be delivered under the Indenture. Each Lender may accept or reject such offer to prepay upon the terms and conditions contained in such notice.

         Section 2.06 Agent's Fees. The Borrower shall pay to the Agent such fees as may be separately agreed by it and the Agent.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the aggregate principal amount of the Notes, which principal amount shall be an amount equal to Five Million Five Hundred Thousand and NO/100 Dollars ($5,500,000.00), on the Final Maturity Date.

         Section 3.02 Interest.

         (a) The Borrower will pay to the Agent, for account of each Lender, interest on the unpaid principal amount of the Loan made by such Lender for the period commencing on the Closing Date to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Floating Interest Rate plus the Applicable Margin, for each Interest Period relating thereto, but in no event to exceed the Highest Lawful Rate. Interest shall be payable quarterly on each Interest Payment Date, commencing February 1, 2001.

         (b) Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of the Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder or under any Note held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 10:00 a.m. Baton Rouge, Louisiana time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         Section 4.02 Computations; Calculation Agent.

         (a) Interest on the Loan and fees shall be computed by the Agent using the Floating Interest Rate determined by the Calculation Agent on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

         (b) The Floating Interest Rate on the Loan for each Interest Period will be determined by the Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Borrower and the Lenders. So long as the Three-Month LIBOR Rate is required to be determined with respect to the Loan, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish the Three-Month LIBOR Rate for any Interest Period, or that the Borrower proposes to remove such Calculation Agent, the Borrower, subject to the approval of the Majority Lenders, shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

         (c) Except as expressly provided in this Agreement, the Agent shall not be responsible for any calculation, computation or determination of any amount that may be due or payable to any Lender under any Note, this Agreement, the Indenture, or any other document contemplated by or referred to in this Agreement, including, without limitation, (i) whether any principal repayment is due or payable, (ii) the amount of any principal repayment that may be due or payable, or (iii) the amount of any premium that may be due or payable.

         Section 4.03 Set-off, Sharing of Payments, Etc.

         (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Percentage Share of the Loan, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender shall obtain payment of any principal of or interest on the Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loan made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loan held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loan made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.03 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.03 to share the benefits of any recovery on such secured claim.

         Section 4.04 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto resulting from a Regulatory Change, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
     (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Security Document (hereinafter referred to as "Other Taxes").

         (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.04) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WERE NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT

     FROM THE BORROWER HEREUNDER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN 30 DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                                    ARTICLE V

                                CAPITAL ADEQUACY

         Section 5.01 Capital Adequacy.

         (a) The Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company, pursuant to any law or regulation or any interpretation, directive or request, or any Regulatory Change with respect to any of the foregoing (whether or not having the force of law) of any court or governmental or monetary authority, of capital in respect of making, funding or maintaining the Loan (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company to a level below that which such Lender or its parent or holding company could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(a) as promptly as practicable after it determines to request such compensation.

         (b) Determinations and allocations by any Lender for purposes of this
     Article V shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         (c) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) on its costs or rate of return of maintaining the Loan, or on amounts receivable by it in respect of the Loan, and of the amounts required to compensate such Lender under this
     Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) Business Days of the receipt by the Borrower of the notice described in this Section 5.01(d).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.01 Conditions Precedent.

         The obligation of the initial Lender to make the Loan to the Borrower is subject to the receipt by the Agent and the initial Lender of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

         (a) The Borrower shall have executed and delivered this Agreement;

         (b) The Borrower shall have executed and delivered the Note;

         (c) the Borrower shall have executed and delivered a warrant certificate for 5,500,000 warrants, each such warrant to purchase approximately 10.5 shares of the Borrowers common stock; and

         (d) The conditions precedent set forth in Section 7 of the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.01 Representations and Warranties. The Borrower represents and warrants to the Agent and the initial Lender that, as of the Closing Date, each representation and warranty made by the Borrower to the Initial Purchaser (as defined therein) in the Purchase Agreement is true, correct and complete in all material respects.

                                  ARTICLE VIII

                                    COVENANTS

         Section 8.01 Covenants. The Borrower covenants and agrees that, until payment in full of the Loan hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, the Borrower will comply with the covenants contained in Articles IV and V of the Indenture, which covenants shall be incorporated herein by reference for all purposes, and shall apply mutatis mutandis. In the event that the Indenture shall terminate, the covenants incorporated in this Section 8.01 shall be the covenants that exist in the Indenture on date of such termination. In addition, all notices required to be delivered to the Trustee or the Holders (as defined in the Indenture) shall be delivered by the Borrower to the Agent and the Lenders in the same manner as provided in the Indenture.

                                   ARTICLE IX

         Section 9.01 [Intentionally Omitted].

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

         Section 10.01 Events of Default. An "Event of Default" with respect to the Loan occurs if:

         (1) the Borrower defaults in the payment of interest on the Loan when the same becomes due and payable and the Default continues for a period of 30 days;

         (2) the Borrower defaults in the payment of the principal (or premium, if any) on the Loan when the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise;

         (3) the Borrower defaults in the performance of any of its obligations under Article VIII or any Security Document (other than such defaults specifically covered elsewhere in this Section 10.01) and such default continues unremedied for a period of 30 days after the earlier to occur of
     (i) notice thereof to the Borrower by any Lender (through the Agent), or
     (ii) the Borrower otherwise becoming aware of such default;

         (4) any representation or warranty made or deemed made by the Borrower herein or in any Security Document shall prove to have been false or misleading as of the time made or deemed made; or

         (5) an "Event of Default" under the Indenture occurs.

         Section 10.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1 of the Indenture) occurs and is continuing the Agent and the Majority Lenders may declare the unpaid principal of and any accrued interest on the Loan to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section
6.1 of the Indenture with respect to the Borrower occurs, the outstanding principal of and interest on the Loan shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Agent or any Lender.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Borrower with the intention of avoiding payment of the premium that the Borrower would have had to pay if the Borrower then had elected to prepay the Loan pursuant to Section 2.04 or Section 2.05 hereof, then, upon acceleration of the Loan, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the this Agreement to the contrary notwithstanding.

         Section 10.03 Other Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Agent may pursue any available remedy (under this Agreement, the Indenture or otherwise) to collect the payment of principal or interest on the Loan to enforce the performance of any provision of this Agreement or the Security Documents. A delay or omission by the Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 10.04 Waiver of Past Defaults. The Majority Lenders and the Agent by written notice to the Borrower and the Trustee may on behalf of the Lenders waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Loan. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                   ARTICLE XI

                                    THE AGENT

         Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

         Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

         Section 11.03 Defaults. In the event the Agent receives a written Notice of Default from a Lender or the Borrower specifying that a Default under this Agreement has occurred, and stating that such notice is a "Notice of Default" under this Agreement, the Agent shall promptly provide a copy of such notice to all Lenders. The Borrower and the Lenders acknowledge that the

Agent may act as the agent for other lenders under other credit agreements with the Borrower and, as such, may receive notices, information or knowledge regarding the Borrower. The Borrower and the Lenders agree that, anything to contrary in this Agreement, any Note or any other document contemplated by or referred to in this Agreement notwithstanding, the only notice obligation of the Agent under this Agreement is to provide the Lenders a copy of any "Notice of Default" that the Agent may receive stating that such notice is a "Notice of Default" under this Agreement. The Agent is not required to determine whether any Default has, in fact, occurred or to provide the Borrower or any Lender with any information regarding the Borrower or whether any Default has, in fact, occurred (other than the amount and date of payments made to the Agent under this Agreement or the Notes).

         Section 11.04 Rights as a Lender. With respect to any part of the Loan made or held by it, Hibernia National Bank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Hibernia National Bank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (any and of its Affiliates) as if it were not acting as the Agent, and Hibernia National Bank and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (A) THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENT OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER); OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT.

         Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Documents or applicable law.

         Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, any Note or any Security Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Notices. Any notice or communication by the Borrower, the Agent, or the Lenders to the others is duly given if in writing (in the English language) and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses specified below their names on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. The Borrower, the Agent or the Lenders by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees to:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes and the other Security Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel for the Agent and in the case of enforcement for any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Document;

         (b) INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF THE LOAN, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE NOTES, AND THE OTHER SECURITY DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, OR (VII) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES AND THE SECURITY DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDER AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

         (c) INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF ITS PROPERTIES, INCLUDING

     WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY DOCUMENT, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

         (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

         (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

         (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF

     INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

         (h) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

         Section 12.04 Amendments, Etc. Any provision of this Agreement or any other Security Documents may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (a) no amendment, modification or waiver which extends the maturity of the Loan, Final Maturity Date, releases all or substantially all of the collateral, reduces the interest rate applicable to the Loan or the fees payable to the Lenders generally, affects this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06 Assignments and Participations.

         (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

         (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit B (an "Assignment"), which shall be delivered to the Agent for its acceptance and recording in the Register; provided, however, that (i) any such assignment shall be in the amount of at least $1,000,000 or such lesser amount to which the Borrower has consented, (ii) if such assigning Lender remains a Lender hereunder, after giving effect to such assignment, such Lender must hold at least $1,000,000 of principal of the Loan, (iii) the assignee shall pay to the Agent a processing and recordation fee of $1,500 for each assignment (provided that no such fee will be due with respect to any assignment by the initial Lender, Hibernia National Bank), and (iv) any assignment by the initial Lender, Hibernia National Bank, shall not require the consent of the Borrower. Any such assignment will become effective upon the execution and delivery to the Agent of the

     Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this subsection, the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.04, 5.01 and 12.03 shall not be affected).

         (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it in a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the applicable principal amount of the Loan and any Notes evidencing the Loan recorded therein for all purposes of this Agreement. Any assignment of any principal amount of the Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of the Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

         (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
     Section 12.06, together with payment to the Agent of the processing and recordation fee of $1,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (e) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Security Document except to the extent such amendment or waiver would (x) extend the Final Maturity Date,
     (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to the Loan, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Documents) supporting the Loan . In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

         (f) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

         (g) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (h) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         Section 12.07 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Security Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Security Document.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 12.10 Survival. The obligations of the parties under Section 4.04, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loan. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect. In such event, each Security Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

         Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12 No Oral Agreements. THE NOTES, THIS AGREEMENT AND THE SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT, THE NOTES AND THE SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF LOUISIANA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF LOUISIANA, AND, BY

     EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

         (c) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

         (d) EACH OF THE BORROWER AND EACH LENDER HEREBY (A) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (B) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER SECURITY DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Louisiana or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Security Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under the Notes, this Agreement or under any of the other aforesaid Security Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loan evidenced by the Notes until payment in full so that the rate or amount of interest on account of the Loan hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section.

         Section 12.15 Effectiveness. This Agreement shall not be effective until the date (the "Effective Date") that it is delivered to the Agent in the State of Louisiana, accepted by the initial Lender in such State, and executed by the Agent in such State.

         Section 12.16 Tax Representations.

         (a) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America or (C) under the rules relating to the "portfolio interest" exemption. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W8-ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W8-ECI Certification") or (B) Internal Revenue Service Form W8-BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W8-BEN Certification"), or
     (C) Internal Revenue Service Form W-8BEN, together with a certificate attached hereto as Exhibit C (the "Portfolio Interest Exemption Certification"). In addition, each Lender agrees that if it previously filed a Form W8-ECI Certification, it will deliver to the Borrower and the Agent a new Form W8-ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W8-BEN Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form W8-BEN Certification or Form W8-ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section. Notwithstanding anything to the contrary, if there is any withholding tax (or increase in withholding tax) imposed as a result of a change in law or interpretation thereof that becomes effective after the date of this agreement, Lenders shall be entitled to the full benefits under Section 4.04 with respect to such withholding tax (or increase in withholding tax).

         (b) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 12.16, if any, (other than if such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
     Section 4.04 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

         (c) Any Lender claiming any additional amounts payable pursuant to this
     Section 12.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         Section 12.17 Intercreditor Agreement. This Agreement is subject to the limitations, terms and conditions set forth in the Intercreditor Agreement.

         Section 12.18 Refinancing. The Loan made to the Borrower under this Agreement is part of a restructuring of the Borrower's indebtedness under a Credit Agreement between the Borrower and certain banks dated June 24, 1998, as amended (the "Existing Credit Agreement") and, as such, represents a partial amendment, modification, refunding, refinancing, replacement and substitution of the Borrower's indebtedness under the Existing Credit Agreement. The Loan does not constitute a satisfaction of any of the Borrower's indebtedness incurred pursuant to the Existing Credit Agreement, but is a part of a change in the form of that indebtedness. The parties intend that the indebtedness represented by the Notes and the related obligations incurred in connection with this Agreement shall continue to be secured by liens on the property of the Borrower as provided in the Security Documents.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                              PICCADILLY CAFETERIAS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Address for Notices:

                                       3232 South Sherwood Forrest Boulevard
                                       Baton Rouge, Louisiana 70821-2467

                                       Telecopier No.: 504-296-8370
                                       Telephone No.:  504-293-9440
                                       Attention:      Mark L. Mestayer
                                                       Chief Financial Officer

AGENT:                                 HIBERNIA NATIONAL BANK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Address for Notices:

                                       440 Third Street - 6th Floor
                                       Baton Rouge, Louisiana 70801

                                       Telecopier No.: 225-381-2003
                                       Telephone No.:  225-381-2140
                                       Attention:      Janet Rack

LENDER:                                HIBERNIA NATIONAL BANK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Address for Notices:

                                       440 Third Street - 6th Floor
                                       Baton Rouge, Louisiana 70801

                                       Telecopier No.: 225-381-2003
                                       Telephone No.:  225-381-2140
                                       Attention:      Janet Rack

                                    EXHIBIT A

                                  FORM OF NOTE

                                                          December 21, 2000

     FOR VALUE RECEIVED, PICCADILLY CAFETERIAS, INC., a Louisiana corporation (the "Borrower") hereby promises to pay to the order of HIBERNIA NATIONAL BANK or its designees (the "Lender"), at Baton Rouge, Louisiana, or such other location as the Lender may hereafter specify, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($5,500,000.00) in lawful money of the United States of America and in immediately available funds, on the date or dates provided in the Loan Agreement (defined below), and to pay interest thereon at such location, in like money and funds, at the rate or rates per annum and on the dates provided in the Loan Agreement.

     In addition to and cumulative of any payments permitted or required to be made against this Note pursuant to the Loan Agreement, this Note, including all principal and accrued interest then unpaid, shall be due and payable on the Final Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Loan Agreement. Prepayments on this Note shall be applied in the manner set forth in the Loan Agreement.

     This Note is the Note referred to in that certain Term Loan Credit Agreement dated as of December 21, 2000 among the Borrower, the Lender and the Agent and evidences the Loan made by the Lender thereunder (such Agreement as the same may be amended or supplemented from time to time, the "Loan Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

     The Lender is hereby authorized by the Borrower to endorse on a schedule hereto (or a continuation thereof) attached to this Note the payment or prepayment of principal of and interest on the Loan received by the Lender, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Loan Agreement or under this
Note in respect of the Loan.

     This Note is issued pursuant to the Loan Agreement and is entitled to the benefits provided for in the Loan Agreement. All of the terms of the Loan Agreement, including without limitation, the usury savings provisions thereof, are incorporated herein by this reference. The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of the Loan upon the terms and conditions specified therein and other provisions relevant to this Note. The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. This Note and the obligations evidenced hereby may be assigned

                                  Exhibit A-1
in whole or in part only by registration of such assignment of this Note and the obligations evidenced hereby in the Register.

     This Note is issued as part of the restructuring and refinancing of existing indebtedness owed by the Borrower to others and shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any existing indebtedness of the Borrower.

     THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE BORROWER AND THE HOLDER OR HOLDERS OF THIS NOTE SHALL BE LIMITED BY AND SUBJECT TO THE TERMS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT DATED DECEMBER 21, 2000, AMONG THE BORROWER, THE AGENT UNDER THE LOAN AGREEMENT AND OTHER PARTIES, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA.

                                       PICCADILLY CAFETERIAS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  Exhibit A-2

                                    EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE

                             Dated           ,
                                   ----------  ----

     Reference is made to the Term Loan Credit Agreement, dated as of December 21, 2000 (as amended or otherwise modified from time to time, being herein referred to as the "Credit Agreement"), between Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Borrower"), and Hibernia National Bank, as Agent and Lender. Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________________ (the "Assignor") and __________________ (the
"Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Security Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and Assignor's respective amounts of the Loan owing to the Assignee and Assignor will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Security Documents or any other instrument or document furnished pursuant thereto or in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Security Document or any other instrument or document furnished pursuant thereto or in connection therewith; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under the Credit Agreement, any of the other Security Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Percentage Share of the Assignee after giving effect to this Assignment and Acceptance or new Notes payable to the order of the Assignee in an amount equal to the Percentage Share of the Assignee after giving effect to this Assignment and Acceptance and

                                   Exhibit B-1
the Assignor in an amount equal to the Percentage Share retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee attaches the Note (if any) held by it and (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Security Documents or any other instrument or document; (iii) confirms that it is an eligible Assignee under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Security Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office the offices set forth beneath its name on the signature pages hereof.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, this Assignment and Acceptance will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Security Documents and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Security Documents.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other Security Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Security Documents for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

                                   Exhibit B-2

     8. By executing this Assignment and Acceptance, the Assignee hereby becomes a party to the Intercreditor Agreement and shall be bound by the terms and conditions thereof, as if the Assignee were an original party signatory thereto.

     9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Exhibit B-3

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Section 1.

         Percentage interest assigned:                                                                             %
                                                                                                          ---------

Section 2.

         Aggregate outstanding principal of the Loan assigned to
         the Assignee under this Assignment and Acceptance:                                              $
                                                                                                          ---------
         Assignee's outstanding principal of the Loan after
         giving effect to this Assignment and Acceptance:                                                $
                                                                                                          ---------
         Aggregate outstanding principal remaining of the Loan owing to
         the Assignor after giving effect to this Assignment and Acceptance:                             $
                                                                                                          ---------

         Principal amount of Note payable to the Assignee:                          $
                                                                                     --------

         Principal amount of Note payable to the Assignor:                          $
                                                                                     --------


Section 3.

         Effective Date:                                                                                    , 20
                                                                                                   ---------    --

                                       [NAME OF ASSIGNOR], as Assignor

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Dated:                 ,
                                             -----------------  --------

                                       [NAME OF ASSIGNEE], as Assignee

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Dated:                 ,
                                             -----------------  --------

                                  Exhibit B-1

                            Applicable Lending Office (and address for notices):

                                                                       [Address]


Approved and Consented to this       day of         ,        .
                               -----        --------  -------

PICCADILLY CAFETERIAS, INC.


By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------


Approved and Consented to this      day of              ,        .
                               ----        -------------  -------

HIBERNIA NATIONAL BANK, as
Agent


By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                                  Exhibit B-2

                                    EXHIBIT C

                              EXEMPTION CERTIFICATE


     Reference is made to the Credit Agreement, dated as of December 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Piccadilly Cafeterias, Inc., as Borrower, the lenders party thereto, and Hibernia National Bank, as Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     __________________________ (the "Non-US Lender") is providing this certificate for purposes of establishing the "portfolio interest exemption" pursuant to Section 12.16 of the Credit Agreement. The Non-US Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loan or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          a. the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          b. the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

     3. The Non-U.S. Lender is not a 10 percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                                   Exhibit C-1

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                       [NAME OF NON-U.S. LENDER]


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

Date:
     -----------------------

                                  Exhibit C-2